QuickLinks -- Click here to rapidly navigate through this document
As filed with the Securities and Exchange Commission on March 15, 2004.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WITNESS SYSTEMS, INC. (Exact name of issuer as specified in its charter)
Delaware (State of Incorporation)	23-2518693 (I.R.S. Employer Identification Number)
300 Colonial Center Parkway Roswell, GA 30076 (770) 754-1900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Loren Wimpfheimer
Senior Vice President
Witness Systems, Inc.
300 Colonial Center Parkway
Roswell, GA 30076
(770) 754-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Jeffrey L. Schulte, Esq. Morris, Manning & Martin, L.L.P. 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326 (404) 233-7000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered in this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.01 per share Warrants

TOTAL	$80,000,000	100%	$80,000,000	$10,136

(1)
An indeterminate number of securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $80,000,000. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.
(2)
Such amount in U.S. dollars or the equivalent thereof in foreign currencies, foreign currency units or composite currencies as shall result in an aggregate initial offering price for all securities of $80,000,000. Estimated solely for the purpose of calculating the registration fee.
(3)
The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March     , 2004

Prospectus

$80,000,000

Witness Systems, Inc.
Common Stock
Warrants

        We may from time to time sell up to $80,000,000 aggregate initial offering price of:

  •
  shares of our common stock, par value $.01 per share;

  •
  warrants to purchase our common stock; or

  •
  a combination of the foregoing.

        We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus.

        We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

        THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Our common stock is traded on the NASDAQ National Market under the symbol "WITS". Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY OTHER PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS MARCH    , 2004

        In this prospectus and in the accompanying prospectus supplement, unless the context requires otherwise, references to "Witness Systems," "we," "us" and "our" mean Witness Systems, Inc. and its subsidiaries.

        "eQuality" and the Witness logo are trademarks of Witness Systems, Inc. in the United States and other countries. All other trademarks mentioned in this document are the property of their respective owners.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell common stock and/or warrants, as described in this prospectus, in one or more offerings up to a total dollar amount of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.

FORWARD-LOOKING STATEMENTS

        From time to time, information we provide or statements of our directors, officers, or employees may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Those statements involve numerous risks and uncertainties. Typically, that kind of information or those statements contain the words "believes," anticipates," "intends," "expects," or similar words. In any event, any information or statements made or incorporated by reference in this prospectus that are not statements of historical fact are forward-looking statements. The forward-looking statements in this prospectus, and others that we or our representatives make, are based on a number of assumptions and involve risks and uncertainties. Consequently, actual results could differ materially. Specific risks which may affect our operating results include, but are not limited to:

  •
  Long sales cycle for our products;

  •
  Management of our international operations;

  •
  Ability to expand distribution through direct and indirect sales channels;

  •
  Fluctuations in foreign currency exchange rates;

  •
  Intense competition;

  •
  Reliance on a relatively small number of products;

  •
  Ability to respond with needed product changes;

  •
  Compatibility with telephony hardware and software, and other installed applications of our customers;

  •
  Loss of third-party hardware distributors and suppliers;

  •
  Acquisitions or investments that are not successful or that adversely affect our ongoing operations;

  •
  Inability to raise needed capital; and

  •
  Difficulty in attracting and retaining key personnel.

        You are cautioned that these forward-looking statements are not guarantees of future performance, and we undertake no obligation to update these statements. Our actual results may differ materially from expectations. A more complete summary of these and other investment risks that may affect our business and results of operations are identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and any other reports filed from time to time with the Securities and Exchange Commission.

THE COMPANY

Overview

        We provide an integrated performance optimization software suite that enables global enterprises to capture customer intelligence and optimize workforce performance. Our solution is comprised of business-driven multimedia recording, performance analysis and e-learning management applications that are designed to enhance the quality of customer interactions across multiple communications media, including the telephone, e-mail and the Internet, and are used primarily in the organization's contact center(s). Our enterprise collaboration architecture allows contact center management to share information gathered in the contact center with other departments that service the customer, as well as with executives throughout the organization. The result is a proactive management tool for optimizing their customer relationship management, improving communication among departments, and fine-tuning workflow, processes and quality of service from within the contact center and throughout the enterprise. As a result, we believe our customers are able to generate additional revenue opportunities, improve profitability, enhance customer retention, reduce employee turnover and improve their overall customer service and intelligence.

        Our eQuality® software suite is designed to enable customer contact centers within a company to capture, evaluate and analyze complete customer interactions through multiple media, identify performance gaps and then apply targeted electronic learning for continuous performance improvement. The eQuality software records a customer sales/service representative's ("CSR"s) voice interactions with a customer as well as the CSR's corresponding computer desktop activities, such as data entry, screen navigation and data retrieval. By capturing both voice and computer desktop activity and synchronizing them during replay, a company can observe and analyze complete customer interactions as they actually occurred. Supporting the need for Web-based customer interactions driven by the growth of the Internet and e-commerce, the eQuality software suite also enables companies to capture, evaluate and analyze e-mail, Web interactions and guided browser sessions. In addition, the eQuality software suite allows companies to selectively capture, evaluate and analyze customer interactions on any of these mediums based on business criteria that they define, such as key customers, important marketing campaigns and new product introductions. Our suite of integrated software applications and services allows organizations to build a performance optimization process by capturing customer interactions across all channels, evaluate and analyze the contacts and employee performance and then, based on the results, deliver relevant learning to an organization's workforce to enhance performance.

        We provide our solutions to an extensive base of large companies with multiple contact centers including Accor, American Airlines, AT&T, British Telecom, Cable & Wireless, Centrica, Compaq Computer, Continental Airlines, Federal Express, The Hartford Financial Services Group, Hertz, HSBC, Lloyds TSB, Pitney Bowes, Royal & SunAlliance, Starwood Hotels & Resorts Worldwide, Target, Telstra, Verizon, Visa, Volkswagen, Wells Fargo Bank and Xerox. In addition, our indirect sales channel is strategically focused on mid-sized companies with generally only one contact center. As of

December 31, 2003, we had licensed our software to approximately 1,198 customers at approximately 2,341 sites.

        Since our inception in 1988, we have incurred substantial costs to develop our technology and products; market, sell and service these products; recruit and train personnel; and build a corporate infrastructure. As a result, we have incurred significant losses since our inception and, as of December 31, 2003, we had an accumulated deficit of approximately $48.5 million. We believe our success depends on the continued development and acceptance of our products and services, the growth of our customer base and the overall growth in the customer relationship management market. Corporate spending for information technology ("IT") and customer relationship management applications contracted in 2002 and remained relatively flat in 2003. While the economic environment remains challenging, there were indications of an improving economic outlook and IT spending showed signs of improvement during the second half of 2003. The International Data Corporation has predicted that IT spending will increase by 6% to 8% in 2004, and based upon our own analysis of the demand for our products and services, we expect to achieve revenue growth in 2004.

        Our principal executive offices are located at 300 Colonial Center Parkway, Roswell, Georgia 30076. Our telephone number is (770) 754-1900.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in Witness Systems and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

USE OF PROCEEDS

        Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing any outstanding indebtedness, increasing our working capital and funding the cost of acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

GENERAL DESCRIPTION OF SECURITIES

        We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $80,000,000 aggregate initial offering price of:

  •
  shares of our common stock, par value $.01 per share;

  •
  warrants to purchase our common stock; or

  •
  a combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

        When a particular type of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities, as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 50,000,000 shares of common stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share. As of February 27, 2004, we had 22,524,628 shares of common stock outstanding and no shares of preferred stock outstanding.

        The following is a summary of certain provisions of Delaware law and our certificate of incorporation and by-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and by-laws.

Description of Common Stock

        The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be submitted to a vote of our stockholders. There is no cumulative voting. Subject to the rights of any holders of preferred stock which may be issued in the future, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors and paid out of funds legally available for that purpose. In the event of our dissolution, liquidation or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities, subject to the prior distribution rights of preferred stock, if any, then outstanding. Except for those rights granted under our stockholder rights plan adopted in October 2002, the holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Description of Preferred Stock

        Under our certificate of incorporation, our board of directors is authorized, without further stockholder vote or action, to issue up to 10,000,000 shares of preferred stock in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series.

        Issuances of preferred shares are subject to the applicable rules of the NASDAQ National Market or other organizations on whose systems our stock may then be quoted or listed. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

        Stockholders' rights and related matters are governed by Delaware law and our certificate of incorporation and by-laws. Certain provisions of Delaware law and our certificate of incorporation and by-laws, which are summarized below, may discourage or make more difficult a takeover attempt that a stockholder might consider in its best interest. Such provisions may also adversely affect prevailing market prices for our common stock.

  "Blank-Check" Preferred Stock

        As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of Witness Systems or make removal of management more difficult.

  Stockholder Rights Plan

        In October 2002, our board of directors approved, and we have implemented, a stockholder rights plan which has the effect of causing substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors.

  Staggered Board of Directors

        Our certificate of incorporation provides that our board of directors is divided into three classes, each elected for a three-year term. This provision could discourage a takeover attempt because at no time is a majority of the board of directors standing for re-election.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our by-laws contain advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary no later than 90 days nor more than 120 days before the first anniversary date of our last annual meeting of stockholders. The notice of stockholder nominations must set forth certain information about each nominee who is not an incumbent director.

  Limitation of Liability of Directors

        Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, stock purchases or redemptions or for any transaction from which the director or officer derived an improper personal benefit.

  Section 203 of the Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law prevents an "interested stockholder," defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock, from engaging in a "business combination" with us for three years following the date such person became an interested stockholder unless:

  •
  before such person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  following the transaction in which such person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of our outstanding voting stock not owned by the interested stockholder.

        The statute contains provisions enabling a corporation to avoid the statute's restrictions. We have not sought to "elect out" of the statute, and therefore, the restrictions imposed by this statute will apply to us.

Transfer Agent and Registrar

        The transfer agent and registrar of our common stock is SunTrust Bank.

DESCRIPTION OF WARRANTS

        We may issue, either separately or together with other securities, warrants for the purchase of our common stock. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The form of warrant agreement, including the form of certificates representing the warrants, that will be entered into with respect to a particular offering of warrants have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in the prospectus.

        The following summary of selected provisions of a warrant agreement and the related warrants and the summary of selected provisions of the particular warrant agreement and warrants set forth in the applicable prospectus supplement are not and will not be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular warrant agreement and the related warrants. The following description of the warrants and the warrant agreements provides certain general terms and provisions to which any prospectus supplement may relate. Other terms and provisions of any warrants and the related warrant agreement will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.

General

        We may issue warrants to purchase common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.

        The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

  •
  the title and aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common stock;

  •
  the date on which the right to exercise the warrants begins and the date on which the right expires;

  •
  if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

  •
  any provision dealing with the date on which the warrants and related securities will be separately transferable;

  •
  any mandatory or optional redemption provision;

  •
  the identity of the warrant agent; and

  •
  any other terms of the warrants.

        The warrants will be represented by certificates. The warrant certificate may be exchanged or transferred under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock.

Exercise of Warrants

        To exercise the warrants, the holder must provide the warrant agent with the following:

  •
  payment of the exercise price;

  •
  any required information described on the warrant certificates;

  •
  the number of warrants to be exercised;

  •
  an executed and completed warrant certificate; and

  •
  any other items required by the warrant agreement.

        If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

        The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

        Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

        The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

  •
  to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Sales of common stock may be effected from time to time in one or more transactions on the NASDAQ National Market or in negotiated transactions or a combination of those methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a reasonable efforts basis and a dealer will purchase securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by us for expenses.

        To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act, and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the SEC's regional offices located at 233 Broadway, New York, New York 20549 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. In addition, the periodic reports, proxy statements and other information that we file with the Securities and Exchange Commission are available on the company's website, http://www.witness.com.

        This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or to a document incorporated or deemed to be incorporated by reference in the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION BY REFERENCE

        We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 15, 2004;

  •
  our current report on Form 8-K/A filed with the SEC on June 16, 2003;

  •
  our current report on Form 8-K filed with the SEC on January 22, 2004;

  •
  our current report on Form 8-K filed with the SEC on February 4, 2004;

  •
  our current report on Form 8-K/A filed with the SEC on February 17, 2004;

  •
  our current report on Form 8-K filed with the SEC on March 10, 2004; and

  •
  the description of our common shares contained in our registration statement on Form S-1 filed with the SEC on November 22, 1999, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Corporate Secretary, Witness Systems, Inc., 300 Colonial Center Parkway, Roswell, Georgia 30076 (telephone (770) 754-1900). The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

LEGAL MATTERS

        The validity of the securities offered hereby has been passed upon for us by Morris, Manning & Martin, LLP, Atlanta, Georgia.

EXPERTS

        The consolidated financial statements and schedule of Witness Systems, Inc. and its subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements with respect to Eyretel plc incorporated in this prospectus by reference to the Current Report on Form 8-K/A dated June 16, 2003 have been so incorporated in reliance on the report of Deloitte & Touche LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

Securities and Exchange Commission registration fee		$10,136
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous expenses	$	**

Total	$	**

**
To be filed by amendment.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our Certificate of Incorporation as amended and restated, provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the Delaware General Corporation Law (the "DGCL") and that we may indemnify our officers, employees and agents to the fullest extent permitted under the DGCL.

        Our Bylaws provide that we must indemnify our directors against all liabilities to the fullest extent permitted under the DGCL and that we must advance all reasonable expenses incurred in a proceeding in which a director was either a party or a witness because he or she was a director. We have entered into indemnification agreements with our directors and certain of our officers that provide indemnification similar to that provided in the Bylaws.

        The DGCL provides that, in general, a corporation may indemnify an individual who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the DGCL provides that, in general, a corporation may indemnify an individual who was or is a party to any such proceeding by reason of the fact that he or she is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding, if it is determined that the director has met the relevant standard of conduct. To the extent that any directors are successful on the merits or in the defense of any of the proceedings described above, the DGCL provides that a corporation is required to indemnify such officers or directors against reasonable expenses incurred in connection therewith. The DGCL further provides, in general, for the advancement of reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation (1) a written affirmation of his good faith belief that he or she has met the standard of conduct under the DGCL or that the proceeding involves conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) a written undertaking to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. In addition, the DGCL provides for the indemnification of officers, employees and agents in certain circumstances.

        Our Certificate of Incorporation, as amended and restated, provides that our directors will not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except if the director:

  (1)
  is liable under Section 174 of the DGCL;

  (2)
  has breached the director's duty of loyalty to us or our stockholders;

  (3)
  has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or

  (4)
  has derived an improper personal benefit.

        If Delaware law is amended to provide for further limitations on the personal liability of directors of corporations for breach of duty of care or other duty as a director, then the personal liability of the directors will be so further limited to the greatest extent permitted by Delaware law. We maintain a directors' and officers' liability insurance policy, which provides coverage against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Additionally, we have entered into an agreement with each of our directors pursuant to which we have agreed to indemnify each director to the full extent permitted by the DGCL.

ITEM 16.    EXHIBITS.

        Those exhibits listed on the Exhibit Index following page II-4 are included as part of this registration statement.

ITEM 17.    UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) of this paragraph do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 15, 2004.

WITNESS SYSTEMS, INC.
By:	/s/ DAVID B. GOULD David B. Gould Chairman of the Board and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Gould and/or William F. Evans, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement relating to the registration of securities on Form S-3 and to sign any and all amendments (including post effective amendments) to the registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID B. GOULD David B. Gould	Chairman of the Board and Chief Executive Officer	March 15, 2004
/s/ WILLIAM F. EVANS William F. Evans	Executive Vice President, Chief Financial Officer and Chief Administrative Officer	March 15, 2004
/s/ DAN J. LAUTENBACH Dan J. Lautenbach	Director	March 15, 2004
/s/ THOMAS J. CROTTY Thomas J. Crotty	Director	March 15, 2004
/s/ PETER F. SINISGALLI Peter F. Sinsgalli	Director	March 15, 2004
/s/ JOEL G. KATZ Joel G. Katz	Director	March 15, 2004
/s/ TERRENCE H. OSBORNE Terrence H. Osborne	Director	March 15, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement*
4.3	Form of Warrant Agreement*
4.4	Form of Warrant Certificate*
5.1	Opinion of Morris, Manning & Martin, LLP*
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on page II-4)

*
To be filed either by amendment or as an exhibit to an Exchange Act report of the registrant and incorporated herein by reference.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
THE COMPANY
RISK FACTORS
USE OF PROCEEDS
GENERAL DESCRIPTION OF SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX